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Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Planet Polymer Technologies, Inc. on Form S-3 (File No. 333-39845) and Form S-8 (No. 333-1042) of our report, which contains an explanatory paragraph relating to the Corporation's ability to continue as a going concern, dated February 20, 2002 on the financial statements of Planet Polymer Technologies, Inc. as of December 31, 2001, and for the year then ended, which report is included in this Annual Report on Form 10-KSB.


                                        J. H. COHN LLP


San Diego, California
March 20, 2002